Exhibit 4.1

SUPPLEMENT NO. 1 dated as of October 28, 2011 (this “Supplement”), to the Security Agreement dated as of June 4, 2010 (as amended, supplemented or otherwise modified from time to time the “Security Agreement”), among DriveTime Automotive Group, Inc., a Delaware corporation (“DTAG”), DT Acceptance Corporation, an Arizona corporation (“DTAC” and together with DTAG the “Issuers”), DriveTime Car Sales Company, LLC, an Arizona limited liability company (the “Secured Guarantor” and together with the Issuers, the “Grantors” and each a “Grantor”) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement).

A. Reference is made to (a) the Indenture, dated as of June 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Secured Guarantor, the other Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), pursuant to which the Issuers issued 12.625% Senior Secured Notes due 2017 (collectively, the “Notes”), and (b) the Intercreditor Agreement dated as of June 4, 2010 (as amended, supplemented, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), among the Issuers, the Secured Guarantor, DriveTime Sales and Finance Company, LLC, the Collateral Agent and Manheim Automotive Financial Services, Inc. and Santander Consumer USA Inc., as lenders under the Senior Inventory Facility (as defined in the Indenture).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and, if not defined therein, in the Indenture.

C. The Grantors have entered into the Security Agreement in order to induce the Holders to purchase Notes. Each Subsidiary of an Issuer that is a Guarantor under the Indenture that pledges Inventory pursuant to a Permitted Inventory Facility is required to enter into the Security Agreement as a Grantor upon becoming a Secured Guarantor. Section 7.15 of the Security Agreement provides that such Guarantor may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.

Accordingly, the Collateral Agent and the undersigned (the “New Grantor”) agree as follows:

SECTION 1. In accordance with Section 7.15 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date, in which case such representation and warranty shall be true and correct on such date. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Grantor Collateral of each New Grantor. Each reference to a “Grantor” or “Secured Guarantor” in the Security Agreement shall be deemed to include each of the New Grantors. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. In accordance with Section 7.17 of the Security Agreement, the Liens created by the Security Agreement with respect to the Grantor Collateral are junior and subordinate to the Liens on such property created by any similar instrument now or hereafter granted to any First Priority Creditor, in such property, in accordance with the provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary, the exercise of any right or remedy by the Collateral Agent hereunder with respect to the Grantor Collateral is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the Security Agreement with respect to the Grantor Collateral, the terms of the Intercreditor Agreement shall govern.

SECTION 3. Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 4. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of each of the New Grantors and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile or Adobe .pdf transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 5. Each New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Grantor Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

SECTION 6. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 7. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 8. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity,

legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to each New Grantor shall be given to it at the address set forth under its signature below, with a copy to the Issuer.

SECTION 10. Each New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

GFC LENDING LLC

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Secretary

4020 E. Indian School Rd. Phoenix, Arizona 85018

DT CREDIT COMPANY, LLC

By:	/s/ Raymond Fidel
Name:	Raymond Fidel
Title:	President

4020 E. Indian School Rd. Phoenix, Arizona 85018

DT JET LEASING, LLC

By:	/s/ Raymond Fidel
Name:	Raymond Fidel
Title:	President

4020 E. Indian School Rd. Phoenix, Arizona 85018

DRIVETIME SALES AND FINANCE COMPANY, LLC

By:	/s/ Raymond Fidel
Name:	Raymond Fidel
Title:	President

4020 E. Indian School Rd. Phoenix, Arizona 85018

DRIVETIME OHIO COMPANY, LLC

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

Schedule I to Supplement No. 1

to the Security Agreement

LOCATION OF COLLATERAL

Grantor	Description	Location

GFC Lending LLC	None	N/A

DT Credit Company, LLC	None	N/A

DT Jet Leasing, LLC	None	N/A

DriveTime Sales and Finance Company, LLC	None	N/A

DriveTime Ohio Company, LLC	Inventory	Ohio